                                                                    EXHIBIT 99.1

                                              Media Contact:    David T. Lanzillo
                                                                607-377-8259
                                                                lanzillodt@worldkitchen.com

              WORLD KITCHEN, INC. ANNOUNCES RESTRUCTURING PROGRAM
                   AND PRELIMINARY OPERATING RESULTS FOR 2000

    - RESTRUCTURING PROGRAM AIMED AT IMPROVING THE COST STRUCTURE OF WORLD KITCHEN THROUGH CONSOLIDATION OF MANUFACTURING CAPACITY, OUTSOURCING OF CERTAIN OPERATIONS, AND REDUCTION IN INVENTORIES AND DISTRIBUTION COSTS.

    - PRELIMINARY SALES AND INCOME RESULTS FOR THE YEAR 2000 WERE BELOW COMPANY EXPECTATIONS DUE TO INTEGRATION AND SUPPLY ISSUES AND A WEAK FOURTH QUARTER RETAIL MARKET.

    - BORDEN CREDIT FACILITY EXTENDED WHILE THE COMPANY CONCLUDES DISCUSSIONS ON AN AMENDMENT OF ITS SENIOR CREDIT FACILITY.

    ELMIRA, NEW YORK, April 3, 2001--WKI Holding Company, Inc., which operates as World Kitchen, Inc., today announced a company-wide restructuring program to improve its cost structure and released preliminary sales and income results for the year 2000.

    The Company also said that it has deferred filing its Annual Report on Form 10-K for 2000 until no later than April 15, 2001 due to ongoing discussions of an amendment of its senior credit facility.

    "While World Kitchen made good progress in many aspects of its business during 2000, we need to take additional actions to improve results," said Steven
G. Lamb, President and Chief Executive Officer of the company since
January 2001. "We have many strengths to build upon, starting with great brands, great products, and talented, dedicated people. The new restructuring program will help us to improve performance and achieve the World Kitchen goal of leading the housewares industry by delighting our customers, shareholders and financial stakeholders with product innovation and supply chain excellence. Completing the process of putting the long-term financing plan in place will be another significant step forward."

    As a result of the ongoing bank negotiations, WKI Holding Company, Inc. has notified the U.S. Securities and Exchange Commission that it intends to file its Annual Report on Form 10-K for the year 2000 promptly following resolution of the bank discussions, but in any event no later than April 15, 2001.

RESTRUCTURING PROGRAM OVERVIEW

    In 2000, the Company recorded a pre-tax expense of $20.1 million to write down inventories to estimated market value as part of an overall effort to increase cash flow and reduce warehousing costs. The Company discontinued a significant number of its product stock-keeping units (SKUs) and reduced the selling price of associated SKUs.

    In addition, in the fourth quarter of 2000 the Company made the decision to close 30 unprofitable Company-operated factory stores at various locations throughout the U.S. The cost of these closures is included in the Company's 2000 results. This decision is expected to positively impact future operating results.

    On March 28, 2001 the WKI Board of Directors approved a plan to restructure several aspects of the Company's manufacturing and distribution operations, a measure that will result in a restructuring charge of approximately $35 million, which is expected to be incurred during the first half of 2001. It is also likely that additional restructuring actions and charges will be taken in 2001 as the Company completes its transformation.

    The current program includes three major components:

    - Exit from manufacturing at the Martinsburg, West Virginia facility for the CORNINGWARE and VISIONS product lines by the end of the first quarter 2002. "This was a difficult decision, but a necessary one in order to consolidate our manufacturing footprint and lower production costs,"
      Mr. Lamb said. "We're as committed as ever to our strong CORNINGWARE and VISIONS brands and are evaluating several alternative sources which will enable us to continue providing our customers with the excellent products and services they have come to expect from these brands."

    - Consolidation of distribution operations at Waynesboro, Virginia into World Kitchen's existing distribution centers at Monee, Illinois and Greencastle, Pennsylvania. Waynesboro is expected to cease operations during the first quarter of 2002.

    - Significant restructuring of metal bakeware manufacturing at Massillon, Ohio to reduce costs. "We expect the local plant management team and local union leadership will collaborate to successfully develop a restructuring plan to meet the Company's objectives. If such a plan is not achieved we will have to take additional action," said Lamb.

    Management is continuing to evaluate the necessity of additional restructuring measures on top of the measures described above. In addition to the restructuring, Mr. Lamb said the Company has already acted in 2001 to create a Business Unit Structure. The structure is designed to enhance customer focus and customer service, and enable greater accountability for business results.

CREDIT FACILITY UPDATE

    The Company first reported in November 2000 that there was a likelihood it would not be in compliance at December 31, 2000 with the financial covenants in its senior credit facility. Based on the Company's results of operations for the year 2000 (discussed later in this release), the Company is in violation of two covenants as of December 31, 2000. These covenants are standard industry measures of profitability and debt.

    The Company has been negotiating with the administrative agent for its lenders for waivers of such defaults and an amendment of the senior credit facility. A meeting of the banks and other financial institutions providing the senior credit facility is scheduled for early April. World Kitchen expects that these negotiations will be finalized prior to April 15, 2001.

    Borden Inc., an affiliate of the Company, initially issued a credit line of $40 million to World Kitchen in August 2000 and has recently provided a short-term extension of the maturity date of the credit line while the Company concludes negotiations on an amendment of its senior credit facility.

2000 PRELIMINARY OPERATING RESULTS

    On a preliminary basis the Company reported 2000 net sales of $827.6 million, compared to $633.5 million in 1999. On a pro forma basis 2000 net sales were $813.5 million, compared to 1999 net sales of $818.6 million (assuming the late-1999 acquisitions of EKCO Group, Inc. and General Housewares Corporation had occurred on January 1, 1999 and excluding the commercial tableware and cleaning lines, which the Company exited in 1999 and 2000, respectively).

    The pro forma net sales decline of $5.1 million was due to operational start-up issues at a new distribution center in Monee, Illinois in the third and fourth quarters of 2000 and weaker economic conditions in the fourth quarter of 2000.

    Offsetting some of the sales shortfall were the successful introduction of the PYREX Storage Deluxe product line and strong sales gains for OXO brand products, fueled by the successful introduction of new lines of kitchen tool, hardware and cutlery products. Sales gains for World Kitchen products were also achieved outside the United States, especially in Asia and Canada. The Company launched more than 75 new products during the course of 2000, which are expected to have a positive impact on 2001 performance.

    Net loss was $150.1 million in 2000, compared to a net loss of $34.5 million in 1999. The net figures include 2000 interest and income tax expenses of $75.0 million and $51.5 million, respectively, versus 1999 interest expense of $48.1 million and income tax benefit of $47.3 million.

    In addition, the 2000 results included higher than normal distribution costs primarily relating to operational inefficiencies associated with the start up of its Monee distribution center. Also, selling, general and administrative expenses increased year over year primarily as a result of the Company's continued investment in new product development.

    EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $25.1 million in 2000 versus $7.4 million in 1999. Year 2000 EBITDA includes inventory-related costs of $20.1 million primarily related to closeout programs, $9.0 million in unusual freight and manufacturing-related costs and $26.6 million for integration-related expenses. 1999 EBITDA includes
$69.0 million for restructuring and $9.2 million in integration-related expenses.

    World Kitchen's principal products are glass, glass ceramic and metal cookware, bakeware, tabletop products and cutlery sold under well-known brands including CorningWare, Pyrex, Corelle, Visions, Revere, EKCO, Baker's Secret, Chicago Cutlery, Regent Sheffield, OXO and Grilla Gear. World Kitchen has been an affiliate of Borden, Inc. and a member of the Borden Family of Companies since April 1998.

    World Kitchen currently employs approximately 5,200 people and has major manufacturing and distribution operations in the United States, Canada, United Kingdom, South America and Asia-Pacific regions. Additional information can be found at:

                             www.worldkitchen.com.

    Certain matters discussed in this press release are forward-looking statements based on World Kitchen's current expectations and estimates as to prospective events about which World Kitchen can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and World Kitchen does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See the cautionary statement relating to forward-looking statements filed with the SEC in WKI Holding Company's Quarterly Report on Form 10-Q for the period ended October 1, 2000.